Exhibit 3.0
Exchange Agreement

                               EXCHANGE AGREEMENT

         This agreement is entered into the 7th day of February, 2003 between URBAN TELEVISION NETWORK CORPORATION, a Nevada corporation, (herein, "URBAN NEVADA") and URBAN TELEVISION NETWORK CORPORATION, a Texas corporation, (herein, URBAN TEXAS) and URBAN TEXAS SHAREHOLDERS., (herein, Sellers") whose names are attached on Exhibit "A". Urban Nevada, Urban Texas and Sellers desire to enter into a share exchange transaction whereby Urban Nevada will issue shares to Sellers in exchange for their shares of Urban Texas. It is the intent of the parties that this exchange transaction qualify as a tax free reorganization under Internal Revenue Code Section 368(a)(2)(B).

         For good and valuable consideration, receipt of which is acknowledged the parties agree, represent and warrant the following:

                                    Agreement

A. Exchange of Shares. Urban Nevada and Sellers agree to exchange shares whereby Urban Nevada will acquire all of Sellers' stock of Urban Texas which represents 13,248,000 shares or Ninety (90%) percent of the issued and outstanding capital stock of Urban Texas. Urban Nevada will issue its common shares to Sellers in exchange for their Urban Texas shares. Urban Nevada will issue one (1) share of its common stock for one (1) shares of Sellers' Urban Texas common stock. Urban Nevada will acquire the Sellers' shares and issue to Sellers a total of Thirteen Million Two Hundred Forty-eight Thousand (13,248,000) shares of Urban Nevada common stock to Sellers pro-rata. The shares will be issued from Urban Nevada's treasury pursuant to the securities transaction exemption afforded by Section 4(2) of the Securities Act of 1933 and
Section 5(I)(a) and Rule 109.3 of the Texas Securities Act and Regulations. The shares will be restricted securities bearing Urban Nevada's standard restrictive stock legend as set forth in the example attached as Exhibit "B".

B. Representations, Warranties and Covenants of Urban Nevada: Urban Nevada represents and warrants to Sellers as of the date hereof and as of the Closing
Date:

         SECTION 1. Enforceability of Agreement Against Urban Nevada. Urban Nevada has all necessary power and authority to enter into this Agreement to which it is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of Urban Nevada enforceable against it in accordance with the respective terms.

         SECTION 2. Shares. The shares when issued will be free and clear of all liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares, except for this Agreement.

         SECTION 3. Incorporation, Authority and Qualification of Urban Nevada. Urban Nevada is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Urban Nevada has all necessary corporate power and authority to carry on the business now being conducted by it. Urban Nevada is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. Urban Nevada is authorized to issue 200,000,000 common shares, par value $0.0001 per share. As of December 31, 2002, Urban Nevada had 1,416,636 common shares issued and outstanding. Urban Nevada is authorized to issue 500,000 preferred shares, par value $1.00 per share. No preferred shares have been issued. No other classes of stock are authorized or issued. There are no outstanding options, warrants, rights or otherwise, other than those disclosed in the financial statements.

         SECTION 4. No Conflict. The execution and delivery by Urban Nevada of this Agreement and each Related Document to which Urban Nevada is a party has been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by Urban Texas of this Agreement and each Related Document to which they are parties will not:

         (a) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of Urban Nevada;

         (b) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Company;

         (c) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets pursuant to, any assigned contract or any licenses;

         (d) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to Urban Nevada's business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

         SECTION 5. Consents, Approvals and Notifications. The execution and delivery by Urban Nevada of this Agreement and each Related Document to which it is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

         SECTION 6. Litigation. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against Urban Nevada, or against or relating to any of the assets or the ability of it to perform its obligations hereunder, before any arbitrator, judge, court or governmental authority, except as set forth in the Urban Nevada financial statements, or Exhibits. Urban Nevada is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.


         B.  Representations,  Warranties  Covenants of Sellers and Urban Texas:
Urban Texas and Sellers represent and warrant to Urban Nevada as of the date hereof and as of the Closing Date:

         SECTION 1. Enforceability of Agreement Against the Sellers and Urban Texas. Urban Texas and Sellers have all necessary power and authority to enter into this Agreement to which each is a party, to carry out the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligations of the Sellers and Urban Texas enforceable against it in accordance with the respective terms.

         SECTION 2. Shares and Shareholders. Sellers's shares have been validly issued and are free and clear of all liens, charges, demands, community property rights or adverse claims or other restrictions on the exercise of any of the attributes of ownership. There are no contracts, arrangements, commitments or restrictions relating to the issuance, sale, transfer or purchase or obtaining of shares or other ownership interests in the Shares.

         SECTION 3. Incorporation, Authority and Qualification of Urban Texas. Urban Texas is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Urban Texas has all necessary corporate power and authority to carry on the business now being conducted by it. Urban Texas is duly qualified to do business, and is in good standing, in each jurisdiction, if any, where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary. Urban Texas is authorized to issue 50,000,000 common shares, par value $0.001 per share. As of the date of this Agreement, Urban Nevada has 14,720,000 common shares issued and outstanding. No other classes of stock are authorized or issued. There are no outstanding options, warrants, rights or otherwise, other than those disclosed in the financial statements.

         SECTION 4. No Conflict. The execution and delivery by the Sellers and Urban Texas of this Agreement and each Related Document to which the each is a party have been obtained and all filings and notifications required by law, agreement or otherwise have been made, the performance by the Sellers and Urban Texas of this Agreement and each Related Document to which each is a party will not:

         (1) Violate or conflict with any term or provision of the articles or certificate of incorporation (or other charter documents) of Urban Texas or entity seller;

         (2) Conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Urban Texas or Sellers;

         (3) Conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the exchange shares pursuant to, any instrument, agreement or otherwise;

         (4) Without limiting the generality of the foregoing, result in the termination, denial or impairment of any material contract, arrangement or benefit granted with respect to Urban Texas or Sellers' business, or require the payment of any fees, taxes or assessments, pursuant to any federal, state or local program relating to minority-owned businesses.

         SECTION 5. Consents, Approvals and Notifications. The execution and delivery by the Sellers and Urban Texas of this Agreement and each Related Document to which each is a party does not, and the performance by it of this Agreement and such Related Documents will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person.

         SECTION 6. Financial Statements.

                  6.1 Urban Texas has furnished to Urban Nevada copies of (a) audited balance sheets of Urban Nevada and audited statements of income, changes in shareholders' equity and statements of cash flow from inception through the period ending December 31, 2001, together with the reports and notes thereon, independent certified public accountants and (b) unaudited interim financial statements for the year ending December 31, 2002, (collectively, the "Financial Statements", "Exhibit C").

                  6.2 The Audited Financial Statements (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein); and are true and correct and present fairly in all material respects the financial condition of Urban Texas and the results of operations and changes in cash flow of Urban Texas for the periods to which each relates.

                  6.3 To the knowledge of the Sellers and Urban Texas , the Interim Financial Statements, if prepared, (a) have been prepared in conformity with GAAP applied on a consistent basis from year to year (except as noted otherwise therein), subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Audited Financial Statements), and are true and correct and present fairly in all material respects the financial condition of Urban Nevada and the results of operations and changes in cash flow of Urban Texas for the periods to which each relates.

         SECTION 7. Litigation. There is no claim, action, investigation, arbitration or proceeding pending or, threatened against Urban Texas, or against or relating to any of the assets or the ability of it to operate its business or perform its obligations hereunder, before any arbitrator, judge, court or governmental authority, except as set forth in the Urban Texas financial statements, or Exhibits. Urban Texas is not subject to any order, writ judgment, injunction, decree, determination or award of any arbitrator, judge, court or governmental authority.

         SECTION 8. Contracts. To the extent applicable, Exhibit "D" contains an accurate and complete list of all written and oral agreements and contracts in effect on the date of this Agreement to which Urban Texas is a party in connection with the business operations or by which any of its properties or assets relating to the operation are bound. There are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. Urban Texas has made available to Urban Nevada true and complete copies of the contracts (including any amendments or modifications thereto).

         SECTION 9. Environmental Matters. Urban Texas has not used any property, real or personal to generate, manufacture, refine, transport, treat, store, handle, or dispose of any hazardous substances except in accordance with all applicable federal and state environmental laws.

         SECTION 10. Taxes. Urban Texas has filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, including, but not limited to, income and employee withholding taxes, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) reasonably deemed by it to be adequate with respect thereto.

         SECTION 11. Absence of Changes. Since the date of the Financial Statements, Urban Texas has operated its business in the ordinary course consistent with past practices and there has not been, except as disclosed in this Agreement or the Exhibits attached hereto:

         i. any Material Adverse Effect;

         ii. any damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property used or useful in the business operations, normal wear and tear excepted;

         iii. any payments, discharges or satisfactions by it of any liens, claims, charges or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the business operations, other than in the ordinary course of the business and consistent with past practice;

         iv. any licenses, sales, transfers, pledges, mortgages or other dispositions of any tangible or intangible assets having a value over $1,000 (in the aggregate) used or held for use in connection with the operation of the business, other than in the ordinary course of business and consistent with past practice;

         v. any write-offs as uncollectible of any accounts receivable or notes receivable of the operations, or any portion thereof, not provided for in the allowance for uncollectible accounts in the Interim Financial Statements;

         vi. any cancellations of any material debts or claims of, or any amendments, terminations or waivers of any rights of material value to, the business operations;

         vii. any general uniform increase in or change in the method of computing the compensation of employees of it who perform services for the benefit of the business operations;

         viii. any material changes in the manner in which Urban Texas extends discount or credits to customers or otherwise deals with customers of its business;

         ix. any material changes in the accounting methods or practices followed by Urban Texas and or any changes in depreciation or amortization policies or rates theretofore adopted;

         x. any capital commitments by Urban Texas and for additions to property, plant or equipment of the business operations;

         xi. any agreements or commitments to merge or consolidate with or otherwise acquire any other corporation, association, firm or other business organization or division thereof;

         xii. any declarations of dividend, payment of any dividend, issuance of any securities, purchase or redemption of any securities, commitments or authorizations for any changes to its Articles of Incorporation or amendments to any by-laws, conversions of any options, warrants or otherwise into common shares, and except as disclosed in paragraph B.1. relating to the total shares issued and outstanding which resulted from a corporate reorganization;

         xiii. any other material transaction relating to Urban Texas other than in the ordinary course of the business and consistent with past practice; or

         xiv. any agreements or understandings, whether in writing or otherwise, for Urban Texas to take any of the actions specified in items i. through xii. above.

         SECTION 12. Undisclosed Liabilities. Urban Texas does not have any liabilities or obligations of any nature that would be required by GAAP to be reflected in the Financial Statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), except: (a) such liabilities and obligations which are reflected in the Financial Statements, or (b) such liabilities or obligations which were incurred in the ordinary course of business for normal trade or business obligations and are not individually or in the aggregate in excess of $1,000.

         SECTION 13. Compliance with Laws. Except as individually or in the aggregate would not have a Material Adverse Effect, Urban Texas has complied in all respects with all laws of all Governmental Authorities (including all tariff and reporting requirements) with respect to its business operations.

C.       Miscellaneous Provisions.

         SECTION 1. Conditions to Closing

                  1.1 Conditions to Obligations of Urban Nevada. The obligations of Urban Nevada to consummate the share exchange will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by the Urban Texas and, or Sellers without waiver of any other rights or remedies which Urban Texas or Sellers may have under this
Agreement:

         i. Urban Nevada's Closing Documents. At the Closing, Urban Texas and Sellers will have executed and/or delivered the following Related Documents to which they are parties or for which each is responsible: (1) A signed copy of this Agreement; (2) a signed copy of the Stock Exchange Subscription Agreement with completed and signed Questionnaire (Exhibit "E"); and (3) delivery to Urban Nevada of the Urban Texas share certificates duly endorsed by each Seller.

                  1.2 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the purchase of the shares contemplated by this Agreement will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any one of which may be waived by Urban Nevada without waiver of any other rights or remedies which Urban Nevada may have under this Agreement.

         i. Closing Documents. At the Closing, Sellers will have executed and/or delivered (1) A signed copy of this Agreement; (2) signed copy of the authorizing Urban Nevada board action, and (3) delivery of the Urban Nevada exchange shares to the Urban Texas shareholders.

         SECTION 2. Indemnification.

         2.1 Survival. All representations and warranties and covenants and agreements contained herein will survive the execution of hereof and the Closing Date. Any investigations by or on behalf of any party will not constitute a waiver as to enforcement of any representation, warranty or covenant contained in this Agreement. No notice or information delivered by one party will affect the other party's right to rely on any representation or warranty made by the party delivering the notice or information or relieve that party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         SECTION 3. General Provisions.

         3.1 Headings and  Interpretation.  The headings used in this  Agreement
are  for   reference   purposes   only  and  will  not  affect  the  meaning  or
interpretation of any term or provision of this Agreement.

         3.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

         3.3 Entire Agreement. This Agreement represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

         3.4 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

         3.5 Applicable Law. This Agreement will be governed by the substantive laws of the State of Texas, without regard to its conflict of laws provisions.

         3.6 Counterparts and Facsimile Transmission Copies of Originals. This Agreement may be executed in several original or facsimile copy counterparts and all so executed and transmitted will constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Facsimile transmitted signatures will be deemed valid as though they were originals and the parties may perform any and all obligations and duties in reliance on the facsimile copies.

         3.7 Further Assurances, Additional Documents, Etc. The parties will cooperate with each other to accommodate the intent of this agreement.

         IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Exchange Agreement as of the date first written above.

URBAN TELEVISION NETWORK                    URBAN TELEVISION NETWORK
CORPORATION, a Nevada Corporation.          CORPORATION, a Texas Corporation.


 /s/ Randy Moseley                           /s/ Randy Moseley
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By: Randy Moseley                           By: Randy Moseley
Title:President                             Title: President


 /s/ Stanley Woods                           /s/ Stanley Woods
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By: Stanley Woods                           By: Stanley Woods
Title: Secretary                            Title: Secretary



URBAN TEXAS SHAREHOLDERS:



 /s/ Randy Moseley                           /s/ Randy Moseley
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Randy Moseley                               Clear Fork Investments, LLC
                                            By: Randy Moseley
                                            Title: Managing Director


 /s/ Richard J. Halden                       /s/ David Simon
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Richard J. Halden                           David Simon



 /s/ Laura S. Moseley                        /s/ Joseph F. McConely
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Laura S. Moseley                            Joseph F. McConley



 /s/ Travis TeSelle                          /s/ Timothy James Halden
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Travis TeSelle                              Timothy James Halden


 /s/ Marc Pace                               /s/ Stafford Conner
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Marc Pace                                   Stafford Conner



 /s/ Jonathan Moseley                        /s/ Jennifer Moseley
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Jonathan Moseley                  AND       Jennifer Moseley, JTWRS



 /s/ Stanley Woods                           /s/ Kevin Williams
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Stanley Woods                               Kevin Williams